As filed with the Securities and Exchange Commission on December 14, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CENTRAL GARDEN & PET COMPANY*

(Exact Name of Registrant as specified in its charter)

Delaware	5199	68-0275553
	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1340 Treat Boulevard, Suite 600

Walnut Creek, CA 94597

(925) 948-4000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Joyce M. McCarthy

General Counsel

Central Garden & Pet Company

1340 Treat Boulevard, Suite 600,

Walnut Creek, CA 94597

(925) 948-4000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

WITH COPIES TO:

John F. Seegal

Brett Cooper

Orrick, Herrington & Sutcliffe LLP

The Orrick Building

405 Howard Street

San Francisco, CA 94105

(415) 773-5918

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post–effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post–effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

*	Information regarding additional registrants is contained in the Table of Additional Registrant Guarantors on the following page.

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

The following are additional registrants that may guarantee the debt securities registered hereby:

NAME*	STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION	I.R.S. EMPLOYER IDENTIFICATION NUMBER
A.E. McKenzie Co. ULC	British Columbia	00-0000000
All-Glass Aquarium Co., Inc	Wisconsin	39-1144104
Aquatica Tropicals, Inc	Delaware	47-1931804
Arden Companies, LLC	Michigan	38-1753502
B2E Biotech, LLC	Delaware	20-2228567
B2E Corporation	New York	11-3243032
B2E Manufacturing, LLC	Delaware	27-1019314
B2E Microbials, LLC	Delaware	20-4794120
Blue Springs Hatchery, Inc	Delaware	20-2712744
C & S Products Co., Inc	Iowa	42-1029806
D&D Commodities Limited	Minnesota	41-1598407
Farnam Companies, Inc	Arizona	86-0101524
Ferry-Morse Seed Company	Delaware	38-3874969
Flora Parent, Inc.	Delaware	37-1770794
Florida Tropical Distributors International, Inc	Delaware	13-4226191
Four Paws Products, Ltd.	New York	11-2210716
Gro Tec, Inc.	Georgia	58-1734869
Gulfstream Home & Garden, Inc.	Florida	58-2255720
Hydro-Organics Wholesale	California	68-0446334
IMS Southern, LLC	Utah	47-5327235
IMS Trading, LLC	Utah	47-4194049
K&H Manufacturing, LLC	Delaware	20-8789809
Kaytee Products Incorporated	Wisconsin	39-0399490
Livingston Seed Company	Delaware	47-1225999
Marteal, Ltd.	California	91-1766017
Matson, LLC	Washington	20-0083295
Midwest Tropicals LLC	Utah	37-1870445
New England Pottery, LLC	Delaware	57-1198837
Nexgen Plant Science Center, LLC	Oregon	20-5355094
P & M Solutions, LLC	Georgia	20-0611686
Pennington Seed, Inc.	Delaware	58-2394553
Pets International, Ltd.	Illinois	36-3390302
Plantation Products, LLC	Delaware	27-4098591
Quality Pets, LLC	Utah	61-1852453
Seed Holdings, Inc.	Delaware	27-4190406
Segrest, Inc.	Delaware	13-4226185
Segrest Farms, Inc.	Delaware	56-2306146
Sun Pet, Ltd.	Delaware	20-3967065
Sustainable Agrico, LLC	Delaware	27-4190406
T.F.H. Publications, Inc.	Delaware	22-1918893
Wellmark International	California	94-3273583

*

The address and telephone number of each additional registrant guarantor’s principal executive office is 1340 Treat Boulevard, Suite 600, Walnut Creek, CA 94597 telephone (925) 948-4000. The agent for service of process is Joyce McCarthy, Central Garden & Pet Company, 1340 Treat Boulevard, Suite 600, Walnut Creek, CA 94597 telephone (925) 948-4000.

PROSPECTUS

Debt Securities

Subsidiary Guarantees of Debt Securities

Common Stock

Class A Common Stock

Preferred Stock

Warrants

We will provide more specific terms of the securities listed above in supplements to this prospectus or in one or more documents incorporated by reference into this prospectus. The prospectus supplements and documents incorporated by reference into this prospectus may also add, update or change information contained in this prospectus. You should read this prospectus, including any documents incorporated by reference into this prospectus, the applicable prospectus supplement and any free writing prospectus relating to the specific issue of securities carefully before you invest.

We may offer these securities from time to time in amounts, at prices and on other terms to be determined at the time of offering. In addition, certain selling securityholders to be identified in a prospectus supplement may offer and sell these securities from time to time, in amounts, at prices and on terms that will be determined at the time these securities are offered. We will not receive any proceeds from the sales of these securities held by the selling securityholders.

Our subsidiaries may guarantee any debt securities that we may offer pursuant to this prospectus and a prospectus supplement.

Our common stock and Class A common stock trade on the Nasdaq Stock Market under the symbols “CENT” and “CENTA”, respectively. On December 13, 2022, the last reported sales price of our common stock and Class A common stock was $38.58 and $36.66, respectively. We will provide information in the prospectus supplement for the trading market, if any, for any other securities or debt securities we may offer.

Investing in our securities involves risks. You should carefully consider the risk factors set forth in the applicable supplement to this prospectus, any related free writing prospectus and any documents that are incorporated by reference into this prospectus before investing in any securities that may be offered. See “Risk Factors” on page 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or the accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 14, 2022

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. You should assume that the information contained or incorporated by reference in this prospectus and in any prospectus supplement or in any free writing prospectus is accurate as of the dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates. We are not making an offer to sell the securities offered by this prospectus in any jurisdiction where the offer or sale is not permitted.

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CENTRAL GARDEN & PET COMPANY

Central Garden & Pet Company (“Central”) is a market leader in the garden and pet industries in the United States. For over 40 years, Central has proudly nurtured happy and healthy homes by bringing innovative and trusted solutions to consumers and customers. We manage our operations through two reportable segments: Pet and Garden.

Our Pet segment includes dog and cat supplies such as dog treats and chews, toys, pet beds and grooming products, waste management and training pads, pet containment; supplies for aquatics, small animals, reptiles and pet birds including toys, cages and habitats, bedding, food and supplements; products for equine and livestock, animal and household health and insect control products; live fish and small animals as well as outdoor cushions. These products are sold under brands such as Aqueon®, Cadet®, Comfort Zone®, Farnam®, Four Paws®, K&H Pet Products® (“K&H”), Kaytee®, Nylabone® and Zilla®.

Our Garden segment includes lawn and garden consumables such as grass seed, vegetable, flower and herb packet seed; wild bird feed, bird houses and other birding accessories; weed, grass, and other herbicides, insecticide and pesticide products; fertilizers and live plants. These products are sold under brands such as Amdro®, Ferry-Morse®, Pennington® and Sevin®.

We were incorporated in Delaware in May 1992 and are the successor to a California corporation that was incorporated in 1955. Our executive offices are located at 1340 Treat Boulevard, Suite 600, Walnut Creek, California 94597, and our telephone number is (925) 948-4000. Our website is www.central.com. The information on, or accessible through, our website is not incorporated by reference in this prospectus.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or SEC, using the SEC’s shelf registration process. Under this shelf registration process, we or any selling securityholders may sell any of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may sell. Each time we or any selling securityholders sell securities under this prospectus, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering and of the securities being offered and information regarding the selling securityholders, if any. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus. If so, the prospectus supplement should be read as superseding this prospectus. You should read this prospectus, the applicable prospectus supplement, any free writing prospectus and the additional information described below under the headings “Where You Can Find More Information” and “Certain Documents Incorporated by Reference.”

In this prospectus we use the terms “Central,” “we,” “us,” “our,” and “our company” and similar phrases to refer to Central Garden & Pet Company, a Delaware corporation, and its consolidated subsidiaries.

References to “securities” include any security that we might sell under this prospectus or any prospectus supplement.

This prospectus contains summaries of certain provisions contained in some of the documents described herein. Please refer to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. You may obtain copies of those documents as described below under “Where You Can Find More Information” and “Certain Documents Incorporated by Reference.”

RISK FACTORS

Investing in the securities to be offered pursuant to this prospectus may involve a high degree of risk. These risks will be set forth or incorporated by reference in a prospectus supplement relating to the securities to be offered by that prospectus supplement. You should carefully consider the important factors set forth or incorporated by reference under the heading “Risk Factors” in the applicable supplement to this prospectus before investing in any securities that may be offered.

FORWARD-LOOKING STATEMENTS

Some statements and disclosures in this prospectus, any accompanying prospectus supplement and any free writing prospectus, including the documents incorporated by reference, are “forward-looking statements.” Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenues or performance, projected cost savings, capital expenditures, financing needs, plans or intentions relating to acquisitions, our competitive strengths and weaknesses, our business strategy and the trends we anticipate in the industries and markets in which we operate and other information that is not historical information. When used in this prospectus, any accompanying prospectus supplement and any free writing prospectus, including the documents incorporated by reference, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements, including, without limitation, our examination of historical operating trends, are based upon our current expectations and various assumptions. Our expectations, beliefs and projections are expressed in good faith, and we believe there is a reasonable basis for them, but we cannot assure you that our expectations, beliefs and projections will be realized.

There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in this prospectus, any accompanying prospectus supplement and any free writing prospectus, including the documents incorporated by reference. Important factors that could cause our actual results to differ materially from the forward-looking statements we make in this prospectus, any accompanying prospectus supplement and any free writing prospectus, including the documents incorporated by reference, are set forth in this prospectus, any accompanying prospectus supplement and any free writing prospectus, including the documents incorporated by reference, including the factors described in the sections titled “Item 1A—Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended September 24, 2022 filed on November 22, 2022. If any of these risks or uncertainties materializes, or if any of our underlying assumptions is incorrect, our actual results may differ significantly from the results that we express in, or imply by, any of our forward-looking statements. We do not undertake any obligation to revise these forward-looking statements to reflect future events or circumstances, except as required by law. Presently known risk factors include, but are not limited to, the following factors:

•	high inflation, a potential recession and other adverse macro-economic conditions;

•	fluctuations in market prices for seeds and grains and other raw materials;

•	our inability to pass through cost increases in a timely manner;

•	fluctuations in energy prices, fuel and related petrochemical costs;

•	declines in consumer spending and increased inventory risk during economic downturns;

•

our ability to successfully manage the continuing impact of COVID-19 on our business, including but not limited to, the impact on our workforce, operations, fill rates, supply chain, demand for our products and services, and our financial results and condition;

•	the potential for future reductions in demand for product categories that benefited from the COVID-19 pandemic, including the potential for reduced orders as retailers work through excess inventory;

•	adverse weather conditions;

•	the success of our Central to Home strategy;

•	risks associated with our acquisition strategy, including our ability to successfully integrate acquisitions and the impact of purchase accounting on our financial results;

•	supply chain delays and disruptions resulting in lost sales, reduced fill rates and service levels and delays in expanding capacity and automating processes;

•	seasonality and fluctuations in our operating results and cash flow;

•	supply shortages in pet birds, small animals and fish;

•	dependence on a small number of customers for a significant portion of our business;

•	consolidation trends in the retail industry;

•	risks associated with new product introductions, including the risk that our new products will not produce sufficient sales to recoup our investment;

•	competition in our industries;

•	continuing implementation of an enterprise resource planning information technology system;

•	potential environmental liabilities;

•	risk associated with international sourcing;

•	impacts of tariffs or a trade war;

•	access to and cost of additional capital;

•	potential goodwill or intangible asset impairment;

•	our dependence upon our key executives;

•	our ability to recruit and retain new members of our management team to support our growing businesses and to hire and retain employees;

•	our inability to protect our trademarks and other proprietary rights;

•	litigation and product liability claims;

•	regulatory issues;

•	the impact of product recalls;

•	potential costs and risks associated with actual or potential cyber attacks;

•	potential dilution from issuance of authorized shares;

•	the voting power associated with our Class B stock; and

•	the impact of new accounting regulations and the possibility our effective tax rate will increase as a result of future changes in the corporate tax rate or other tax law changes.

Readers should carefully review the reports and documents we file from time to time with the SEC, particularly our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. For information about how to obtain a copy of these reports or other documents that we file with the SEC, see “Where You Can Find More Information.”

USE OF PROCEEDS

Unless indicated otherwise in the applicable prospectus supplement, we expect to use the net proceeds from the sale of our securities for general corporate purposes including, but not limited to, acquisitions, repayment or refinancing of indebtedness, working capital or capital expenditures. Additional information on the use of net proceeds from the sale of securities offered by this prospectus may be set forth in the prospectus supplement relating to such offering. In the case of a sale by a selling securityholder, we will not receive any of the proceeds from such sale.

DESCRIPTION OF SECURITIES

Overview

We may offer from time to time under this prospectus various series of debt securities, which may be senior or subordinated, which may include subsidiary guarantees of debt securities, shares of our common stock, Class A common stock and preferred stock, and warrants to purchase any of such securities at prices and on terms to be determined by market conditions at the time of offering. In addition, certain selling securityholders to be identified in a prospectus supplement may offer and sell shares of Class A common stock and shares of common stock from time to time, in amounts, at prices and on terms that will be determined at the time these securities are offered.

This prospectus provides you with a general description of the securities we or any selling securityholder may offer. Each time we or any selling securityholder sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement to be attached to the front of this prospectus will describe the specific amounts, prices and other important terms of the securities that we or any selling securityholder offer. The prospectus supplement may also add to or change information contained in this prospectus. If so, the prospectus supplement should be read as superseding this prospectus. You should read both this prospectus and any prospectus supplement and any related free writing prospectus together with additional information described under the headings “Where You Can Find More Information” and “Certain Documents Incorporated by Reference.” For more details on the terms of the securities, you should also read the exhibits filed with our registration statement, of which this prospectus is a part.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

General

We may issue debt securities from time to time in one or more distinct series, including senior debt securities and subordinated debt securities. This section summarizes the material terms of our senior and subordinated debt securities that are common to all series of such debt securities. Most of the financial and other terms of any series of debt securities that we offer will be described in the prospectus supplement to be attached to the front of this prospectus. The senior debt securities, including any senior subordinated securities, will be issued under an indenture dated as of March 8, 2010, between us and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee. The subordinated debt securities, other than senior subordinated securities, will be issued under an indenture between us and a bank or trust company which will be identified in a prospectus supplement, as trustee. The indentures for the senior and subordinated debt securities will be, subject to and governed by the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act.

Senior and Subordinated Debt Securities

This section is a summary of the material terms of the indentures for the senior and subordinated debt securities and does not describe every aspect of the debt securities that may be issued under these indentures. We urge you to read the indentures for the senior and subordinated debt securities, because they, and not this description, define your rights as a holder of these debt securities. Some of the definitions are repeated in this section, but for the rest you will need to read the indentures for the senior and subordinated debt securities. We have filed the forms of the indentures for the senior and subordinated debt securities as exhibits to a registration statement that we have filed with the SEC, of which this prospectus is a part. See “Where You Can Find More Information” and “Certain Documents Incorporated by Reference,” for information on how to obtain copies of the indentures.

We can issue an unlimited amount of debt securities under the indentures for the senior and subordinated debt securities. However, certain of our existing or future debt agreements may limit the amount of senior and subordinated debt securities we may issue. We can issue senior and subordinated debt securities from time to time and in one or more series as determined by us. In addition, we can issue senior and subordinated debt securities of any series with terms different from the terms of senior and subordinated debt securities of any other series and the terms of particular senior and subordinated debt securities within any series may differ from each other, all without the consent of the holders of previously issued series of senior and subordinated debt securities. The senior and subordinated debt securities will be unsecured obligations of our company.

Because we may issue both senior debt securities and subordinated debt securities, our references in this section to the debt securities are to each of the senior and subordinated debt securities and our references to the indenture are to each of the indentures for the senior and subordinated debt securities, unless the context requires otherwise. In this section, we refer to these senior and subordinated debt securities collectively as the “debt securities” and we refer to the indentures for the senior and subordinated debt securities collectively as the “indentures.”

The applicable prospectus supplement for a series of debt securities we issue will describe, among other things, the following terms of the offered debt securities:

•	The title of the debt securities and whether the debt securities will be senior debt securities or subordinated debt securities.

•

The aggregate principal amount of the debt securities, the percentage of their principal amount at which the debt securities will be issued and the date or dates when the principal of the debt securities will be payable or how those dates will be determined.

•	The interest rate or rates, which may be fixed or variable, that the debt securities will bear, if any, and how the rate or rates will be determined.

•

The date or dates from which any interest will accrue or how the date or dates will be determined, the date or dates on which any interest will be payable, any regular record dates for these payments or how these dates will be determined and the basis on which any interest will be calculated, if other than on the basis of a 360-day year of twelve 30-day months.

•	The place or places of payment, transfer, conversion and exchange of the debt securities and where notices or demands to or upon us in respect of the debt securities may be served.

•	Provisions relating to subsidiary guarantees, if any.

•	Any optional redemption provisions.

•	Any sinking fund or other provisions that would obligate us to repurchase or redeem the debt securities.

•

Whether the amount of payments of principal of, or premium, if any, or interest on the debt securities will be determined with reference to an index, formula or other method, which could be based on one or more commodities, equity indices or other indices, and how these amounts will be determined.

•	Any changes or additions to the events of default under the applicable indenture or our covenants, including additions of any restrictive covenants, with respect to the debt securities.

•

If not the principal amount of the debt securities, the portion of the principal amount that will be payable upon acceleration of the maturity of the debt securities or how that portion will be determined.

•	Any changes or additions to the provisions concerning legal defeasance and covenant defeasance contained in the indentures that will be applicable to the debt securities.

•	Any provisions granting special rights to the holders of the debt securities upon the occurrence of specified events.

•	If other than the trustee, the name of any paying agent, security registrar and transfer agent for the debt securities.

•

If the debt securities are not to be issued in book-entry form only and held by the Depository Trust Company, or DTC, as depositary, the form of such debt securities, including whether such debt securities are to be issuable in permanent or temporary global form, as registered securities, bearer securities or both, any restrictions on the offer, sale or delivery of bearer securities and the terms, if any, upon which bearer securities of the series may be exchanged for registered securities of the series and vice versa, if permitted by applicable law and regulations.

•	If other than U.S. dollars, the currency or currencies of such debt securities.

•	The person to whom any interest in a debt security will be payable, if other than the registered holder at the close of business on the regular record date.

•

The denomination or denominations that the debt securities will be issued, if other than denominations of $2,000 or any integral multiples of $1,000 in excess thereof in the case of the registered securities and $5,000 or any integral multiples in the case of the bearer securities.

•

Whether such debt securities will be convertible into or exchangeable for any other securities and, if so, the terms and conditions upon which such debt securities will be so convertible or exchangeable.

•	A discussion of federal income tax, accounting and other special considerations, procedures and limitations with respect to the debt securities.

•

Whether and under what circumstances we will pay additional amounts to holders in respect of any tax assessment or government charge and, if so, whether we will have the option to redeem the debt securities rather than pay such additional amounts.

•	The subordination, if any, of the debt securities of the series pursuant to the indentures and any changes or additions to the provisions of the indentures relating to subordination.

•	Any other terms of the debt securities that are consistent with the provisions of the indentures.

For purposes of this prospectus, any reference to the payment of principal of, any premium on, or any interest on, debt securities will include additional amounts if required by the terms of such debt securities.

The indentures do not limit the amount of debt securities that we are authorized to issue from time to time. The indentures also provide that there may be more than one trustee thereunder, each for one or more series of debt securities. At a time when two or more trustees are acting under the applicable indenture, each with respect to only certain series, the term “debt securities” means the series of debt securities for which each respective trustee is acting. If there is more than one trustee under the applicable indenture, the powers and trust obligations of each trustee will apply only to the debt securities for which it is trustee. If two or more trustees are acting under the applicable indenture, then the debt securities for which each trustee is acting would be treated as if issued under separate indentures.

We may issue debt securities with terms different from those of debt securities that may already have been issued. Without the consent of the holders thereof, we may reopen a previous issue of a series of debt securities and issue additional debt securities of that series unless the reopening was restricted when that series was created.

There is no requirement that we issue debt securities in the future under any indenture, and we may use other indentures or documentation, containing different provisions in connection with future issues of other debt securities.

We may issue the debt securities as original issue discount securities, which are debt securities, including any zero-coupon debt securities, that are issued and sold at a discount from their stated principal amount and provide that, upon acceleration of their maturity, an amount less than their principal amount will become due and payable. We will describe the U.S. federal income tax consequences and other considerations applicable to original issue discount securities in any prospectus supplement relating to them.

Conversion and Exchange

If any debt securities are convertible into or exchangeable for other securities, the prospectus supplement will explain the terms and conditions of such conversion or exchange, including:

•	the conversion price or exchange ratio, or the calculation method for such price or ratio;

•	the conversion or exchange period, or how such period will be determined;

•	if conversion or exchange will be mandatory or at our option or at the option of the holder;

•	any requirements with respect to the reservation of shares of securities for purposes of conversion;

•	provisions for adjustment of the conversion price or the exchange ratio; and

•	provisions affecting conversion or exchange in the event of the redemption of the debt securities.

Such terms may also include provisions under which the number or amount of other securities to be received by the holders of such debt securities upon conversion or exchange would be calculated according to the market price of such other securities as of a time stated in the prospectus supplement.

Form, Exchange and Transfer

The debt securities will be issued:

•	as registered securities; or

•	if so provided in the prospectus supplement, as bearer securities (unless otherwise stated in the prospectus supplement, with interest coupons attached); or

•	in global form, see “—Legal Ownership of Securities—Global Securities”; or

•

in denominations that are even multiples of $2,000 or any integral multiple of $1,000 in excess thereof, in the case of registered securities, and in even multiples of $5,000, in the case of bearer securities, unless otherwise specified in the applicable prospectus supplement.

You may have your registered securities divided into registered securities of smaller denominations or combined into registered securities of larger denominations, as long as the aggregate principal amount is not changed. This is called an “exchange.”

You may exchange or transfer registered securities of a series at the office of the trustee described in the debt securities. The trustee maintains the list of registered holders and acts as our securities registrar for registering debt securities in the names of holders and transferring debt securities. However, we may appoint another trustee to act as our securities registrar or we may act as our own securities registrar. If we designate additional securities registrars, they will be named in the prospectus supplement. We may cancel the designation of any particular securities registrar. We may also approve a change in the office through which any securities registrar acts. If provided in the prospectus supplement, you may exchange your bearer securities for registered securities of the same series so long as the total principal amount is not changed. Unless otherwise specified in the prospectus supplement, bearer securities will not be issued in exchange for registered securities.

You will not be required to pay a service charge to transfer or exchange debt securities, but you may in certain circumstances be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will only be made if the transfer agent is satisfied with your proof of ownership and/or transfer documentation.

If the debt securities are redeemable and we redeem less than all of the debt securities of a particular series, we may block the transfer or exchange of debt securities for 15 days before the day we mail the notice of redemption or publish such notice (in the case of bearer securities) and ending on the day of that mailing or publication in order to freeze the list of holders to prepare the mailing. At our option, we may mail or publish such notice of redemption through an electronic medium. We may also refuse to register transfers or exchanges of debt securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

Paying and Paying Agents

If you are a holder of registered securities, we will pay interest to you if you are a direct holder in the list of registered holders at the close of business on a particular day in advance of each due date for interest, even if you no longer own the security on the interest due date. That particular time and day, usually about two weeks in advance of the interest due date, is called the “Regular Record Date” and is stated in the prospectus supplement. Holders buying and selling debt securities must work out between them how to compensate for the fact that we will pay all the interest for an interest period to the one who is the registered holder on the Regular Record Date. The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller. This prorated interest amount is called “accrued interest.”

With respect to registered securities, we will pay interest, principal and any other money due on the debt securities at the place and time described in the debt securities. You must make arrangements to have your payments picked up at or wired from that place. We may also choose to pay interest by mailing checks or making wire transfers.

“Street name” and other indirect holders should consult their banks or brokers for information on how they will receive payments.

If bearer securities are issued, unless otherwise provided in the prospectus supplement, we will maintain an office or agency outside the United States for the payment of all amounts due on the bearer securities. If debt securities are listed on the Luxembourg Stock Exchange or any other stock exchange located outside the United States, we will maintain an office or agency for such debt securities in any city located outside the United States required by such stock exchange. The initial locations of such offices and agencies will be specified in the prospectus supplement. Unless otherwise provided in the prospectus supplement, payment of interest on any bearer securities on or before maturity will be made only against surrender of coupons for such interest installments as they mature. Unless otherwise provided in the prospectus supplement, no payment with respect to any bearer security will be made at any office or agency of our company in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States. Notwithstanding the foregoing, payments of principal, premium and interest, if any, on bearer securities payable in U.S. dollars may be made, at the office of our paying agent described in a prospectus supplement, but only if payment of the full amount in U.S. dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions.

Regardless of who acts as the paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to registered holders will be repaid to us. After that two-year period, you may look only to us for payment and not to the trustee, any other paying agent or anyone else.

We may also arrange for additional payment offices, and may cancel or change these offices, including our use of the trustee’s corporate trust office. We may also choose to act as our own paying agent. We must notify you of changes in identities of the paying agents for any particular series of debt securities.

Notices

With respect to registered securities, Central and the trustee will send notices regarding the debt securities only to registered holders, using their addresses as listed in the list of registered holders. With respect to bearer securities, Central and the trustee will give notice by publication in a newspaper of general circulation in the City of New York or in such other cities that may be specified in a prospectus supplement. At our option, we may send or publish notices through an electronic medium as specified in the applicable prospectus supplement, including in accordance with the applicable procedures of DTC.

Events of Default

You will have special rights if an event of default occurs in respect of the debt securities of your series and is not cured, as described later in this subsection.

The term “event of default” in respect of the debt securities of your series means any of the following:

•	We do not pay the principal of, or any premium on, a debt security of such series on its due date.

•	We do not pay interest on a debt security of such series within 30 days of its due date whether at maturity, upon redemption or upon acceleration.

•	We do not deposit any sinking fund payment in respect of debt securities of such series on its due date.

•

We remain in breach of a covenant in respect of debt securities of such series for 60 days after we receive a written notice of default stating we are in breach and requiring that we remedy the breach. The notice must be sent by either the trustee or holders of not less than 25% of the outstanding principal amount of debt securities of such series.

•	We file for bankruptcy or certain other events in bankruptcy, insolvency or reorganization occur.

•	Any other event of default in respect of debt securities of such series described in the prospectus supplement occurs.

The events of default described above may be added to or modified as described in the applicable prospectus supplement. An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under an indenture. The trustee may withhold notice to the holders of debt securities of any default (except in the payment of principal or interest) if in good faith it considers such withholding of notice to be in the interests of the holders.

Remedies if an Event of Default Occurs. If an event of default has occurred and has not been cured with respect to one or more series of debt securities, the trustee or the holders of not less than 25% in outstanding principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable plus accrued and unpaid interest (Only a portion of the principal is payable if the securities were issued at a discount). This is called a declaration of acceleration of maturity. If an event of default occurs because of certain events in bankruptcy, insolvency or reorganization, the principal amount of all the debt securities of that series plus accrued and unpaid interest will be automatically accelerated without any action by the trustee or any holder. If there are certain events of default on senior debt, then there are special rules and terms affecting the payments of principal, premiums, and interest on subordinated debt securities. A declaration of acceleration of maturity may be cancelled by the holders of at least a majority in principal amount of the debt securities of the affected series if (1) we have paid or deposited with the trustee a sum sufficient in cash to pay all principal, interest and additional amounts, if any, which have become due other than by the declaration of acceleration of maturity, (2) all existing events of default, other than the nonpayment of principal of or premium or interest, if any, on the debt securities of such series which have become due solely because of the acceleration, have been cured or waived and (3) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

If we do not pay the principal of, or any premium on, a debt security of your series on its due date or we do not pay interest on your series when due (and have not paid interest for 30 days), we will pay to the trustee (when requested) the whole amount of principal, premium (if any), and interest with additional interest on any overdue principal, premium, and interest and other fees related to the trustee’s collections efforts. If we do not comply with the trustee’s request, the trustee may sue us and collect on these amounts.

Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indentures at the request of the holders unless the holders offer the trustee reasonable protection from expenses and liability, called an “indemnity.” If indemnity is provided and it is reasonably satisfactory to the trustee, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances. No delay or omission in exercising any right or remedy accruing upon any event of default will be treated as a waiver of such right, remedy or event of default.

Before you are allowed to bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

•	You must give the trustee written notice that an event of default has occurred and remains uncured.

•

The holders of not less than 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action.

•	The trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity.

•	The holders of a majority in principal amount of the debt securities must not have given the trustee a direction inconsistent with the above notice during the 60-day period.

However, notwithstanding the conditions described above, you are entitled at any time to sue for the payment of money due on your debt securities (including, but not limited to, principal, premium, interest, or any additional amounts) after the due date.

Holders of a majority in principal amount of the debt securities of the affected series may waive (on behalf of all holders) any past defaults other than (1) the payment of principal, any premium or interest or (2) in respect of a covenant or other provision that cannot be modified or amended without the consent of each holder.

“Street name” and other indirect holders should consult their banks or brokers for information on how to give notice or direction or to make a request of the trustee and to make or cancel a declaration of acceleration.

Each year, we will furnish to the trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the indentures and the debt securities, or else specifying any default.

Merger or Consolidation

Under the terms of the indentures, we are generally permitted to consolidate or merge with another entity. We are also permitted to sell all or substantially all of our assets to another entity. However, we may not take any of these actions unless all the following conditions are met:

•

either we will be the surviving corporation or, if we merge out of existence or sell assets, the entity into which we merge or to which we sell assets must agree to be legally responsible for the debt securities;

•

immediately after the merger or transfer of assets, no default on the debt securities can exist. A default for this purpose includes any event that would be an event of default if the requirements for giving a default notice or of having the default exist for a specific period of time were disregarded;

•	we must deliver certain certificates and documents to the trustee; and

•	we must satisfy any other requirements specified in the prospectus supplement.

Modification or Waiver

There are three types of changes we can make to the indentures and the debt securities.

Changes Requiring Approval of Each Holder. First, there are changes that cannot be made to your debt securities without the approval of each holder. Following is a list of those types of changes:

•	changing the stated maturity of the principal of or interest on a debt security;

•	reducing any amounts due on a debt security or payable upon acceleration of the maturity of a security following a default;

•	adversely affecting any right of repayment at the holder’s option;

•	changing the place (except as otherwise described in this prospectus) or currency of payment on a debt security;

•	impairing your right to sue for payment or to convert or exchange a security;

•	in the case of subordinated debt securities, modifying the subordination provisions in a manner that is adverse to holders of the subordinated debt securities;

•	in the case of senior debt securities, modifying the securities to subordinate the securities to other indebtedness;

•	reducing the percentage of holders of debt securities whose consent is needed to modify or amend the indentures;

•	reducing the percentage of holders of debt securities whose consent is needed to waive compliance with certain provisions of the indentures or to waive certain defaults;

•	reducing the requirements for quorum or voting with respect to the debt securities;

•	modifying any other aspect of the provisions of the indentures dealing with modification and waiver except to increase the voting requirements;

•	changing our obligations to pay additional amounts which are required to be paid to holders with respect to taxes imposed on such holders in certain circumstances; and

•	other provisions specified in the prospectus supplement.

Changes Requiring a Majority Vote. The second type of change to the indentures and the outstanding debt securities is the kind that requires a vote in favor by holders of outstanding debt securities owning a majority of the principal amount of the particular series affected. Separate votes will be needed for each series even if they are affected in the same way. Most changes fall into this category, except for clarifying changes and certain other changes that would not adversely affect holders of the outstanding debt securities in any material respect. The same vote would be required for us to obtain a waiver of all or part of certain covenants in the applicable indenture, or a waiver of a past default. However, we cannot obtain a waiver of a payment default or any other aspect of the indentures or the outstanding debt securities listed in the first category described previously under “—Senior and Subordinated Debt Securities—Modification or Waiver—Changes Requiring Approval of Each Holder” unless we obtain your individual consent to the waiver.

Changes Not Requiring Approval. The third type of change does not require any vote by holders of outstanding debt securities. This type is limited to clarifications; curing ambiguities, defects or inconsistencies and certain other changes that would not adversely affect holders of the outstanding debt securities in any material respect. Qualifying or maintaining the qualification of the indentures under the Trust Indenture Act does not require any vote by holders of debt securities.

Further Details Concerning Voting. When taking a vote, we will use the following rules to decide how much principal amount to attribute to a debt security:

•

for original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of the debt securities were accelerated to that date because of a default; and

•	for debt securities whose principal amount is not known (for example, because it is based on an index), we will use a special rule for that debt security described in the prospectus supplement.

Debt securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust for you money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described below under “—Senior and Subordinated Debt Securities— Defeasance—Full Defeasance.”

We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding indenture securities that are entitled to vote or take other action under the indentures.

We are not required to set a record date. If we set a record date for a vote or other action to be taken by holders of a particular series, that vote or action may be taken only by persons who are holders of outstanding securities of that series on the record date and must be taken within 180 days following the record date or another period that we may specify. We may shorten or lengthen this period from time to time.

“Street name” and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indentures or the debt securities or request a waiver.

Satisfaction and Discharge

The indentures will cease to be of further effect, and we will be deemed to have satisfied and discharged the indentures with respect to a particular series of debt securities, when

(1) either:

•	all debt securities of that series have been delivered to the trustee for cancellation; or

•

all debt securities of that series not previously delivered to the trustee for cancellation have become due and payable or will become due and payable at their stated maturity or on a redemption date within one year; we deposit with the trustee, in trust, funds sufficient to pay the entire indebtedness on the debt securities of that series that had not been previously delivered for cancellation, for the principal and interest to the date of the deposit (for debt securities that have become due and payable) or to the stated maturity or the redemption date, as the case may be (for debt securities that have not become due and payable); and

(2) the following conditions have been satisfied:

•	we have paid or caused to be paid all other sums payable under the indentures in respect of that series; and

•	we have delivered to the trustee an officer’s certificate and opinion of counsel, each stating that all these conditions have been complied with.

Defeasance

The following discussion of full defeasance and covenant defeasance will be applicable to your series of debt securities only if we choose to have them apply to that series. If we choose to do so, we will state that in the applicable prospectus supplement and describe any changes to these provisions.

Full Defeasance. If there is a change in federal tax law, as described below, we can legally release ourselves from any payment or other obligations on the debt securities, called “full defeasance,” if we put in place the following other arrangements for you to be repaid:

•

We must deposit in trust for your benefit and the benefit of all other registered holders of the debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates including, possibly, their earliest redemption date.

•

Under current federal tax law, the deposit and our legal release from the debt securities would likely be treated as though you surrendered your debt securities in exchange for your share of the cash and notes or bonds deposited in trust. In that event, you could recognize income, gain or loss on the debt securities you surrendered. In order for us to effect a full defeasance we must deliver to the trustee a legal opinion confirming that you will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and that you will not be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves.

•	We must comply with any additional provisions set forth in the prospectus supplement.

If we accomplish a full defeasance as described above, you would have to rely solely on the trust deposit for repayment on the debt securities. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever become bankrupt or insolvent. You would also be released from any applicable subordination provisions on the subordinated debt securities described below under “—Senior and Subordinated Debt Securities— Subordination.”

Covenant Defeasance. Under current federal tax law, we can make the same type of deposit described above and be released from the restrictive covenants in the debt securities, if any. This is called “covenant defeasance.” In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and securities set aside in trust to repay the debt securities, and you would be released from any applicable subordination provisions on the subordinated debt securities described below under “—Senior and Subordinated Debt Securities—Subordination.” In order to achieve covenant defeasance, we must do the following:

•

We must deposit in trust for your benefit and the benefit of all other registered holders of the debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.

•

We must deliver to the trustee a legal opinion confirming that you will not recognize income, gain or loss for federal income tax purposes as a result of the covenant defeasance and that you will not be taxed on the debt securities any differently than if such covenant defeasance had not occurred.

•	We must comply with any additional provisions set forth in the prospectus supplement.

If we accomplish covenant defeasance, the following provisions of the indentures and the debt securities would no longer apply unless otherwise specified:

•	our promises regarding conduct of our business and other matters and any other covenants applicable to the series of debt securities that will be described in the prospectus supplement; and

•	the definition of an event of default as a breach of such covenants that may be specified in the prospectus supplement.

If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit. In fact, if one of the remaining events of default occurs (such as our bankruptcy) and the debt securities become immediately due and payable, there may be such a shortfall. Depending on the event causing the default, of course, you may not be able to obtain payment of the shortfall.

In order to exercise either full defeasance or covenant defeasance, we must comply with certain conditions, and no event or condition can exist that would prevent us from making payments of principal, premium, and interest, if any, on the debt securities of such series on the date the irrevocable deposit is made or at any time during the period ending on the 91st day after the deposit date.

Ranking

Unless provided otherwise in the applicable prospectus supplement, the debt securities are not secured by any of our property or assets. Accordingly, your ownership of debt securities means you are one of our unsecured creditors. The senior debt securities are not subordinated to any of our other debt obligations and, therefore, they rank equally with all our other unsecured and unsubordinated indebtedness. The subordinated debt securities will rank junior to our Senior Indebtedness (as such term is defined in the subordinated indenture) and equally with all our other unsecured and subordinated debt. See “—Senior and Subordinated Debt Securities— Subordination.”

Subordination

Unless the prospectus supplement provides otherwise, the following provisions will apply to the subordinated debt securities:

The payment of principal, any premium and interest on the subordinated debt securities is subordinated in right of payment to the prior payment in full of all of our senior indebtedness. This means that in certain circumstances where we may not be making payments on all of our debt obligations as they become due, the holders of all of our senior indebtedness will be entitled to receive payment in full of all amounts that are due or will become due on the senior indebtedness before you and the other holders of subordinated debt securities will be entitled to receive any payment or distribution (other than in the form of subordinated securities) on the subordinated debt securities. These circumstances may include the following:

•

We make a payment or distribute assets to creditors upon any liquidation, dissolution, winding up or reorganization of our company, or as part of an assignment or marshalling of our assets for the benefit of our creditors.

•	We file for bankruptcy or certain other events in bankruptcy, insolvency or similar proceedings occur.

•

The maturity of the subordinated debt securities is accelerated. For example, the entire principal amount of a series of subordinated debt securities may be declared to be due and payable and immediately payable or may be automatically accelerated due to an event of default as described under “—Senior and Subordinated Debt Securities—Events of Default.”

In addition, in general, we will not be permitted to make payments of principal, any premium or interest on the subordinated debt securities if we default in our obligation to make payments on our senior indebtedness and do not cure such default. We are also prohibited from making payments on subordinated debt securities if an event of default (other than a payment default) that permits the holders of senior indebtedness to accelerate the maturity of the senior indebtedness occurs and Central and the trustee have received a notice of such event of default. However, unless the senior indebtedness has been accelerated because of that event of default, this payment blockage notice cannot last more than 179 days.

These subordination provisions mean that if we are insolvent, a holder of senior indebtedness is likely to ultimately receive out of our assets more than a holder of the same amount of our subordinated debt securities, and a creditor of our company that is owed a specific amount but who owns neither our senior indebtedness nor our subordinated debt securities may ultimately receive less than a holder of the same amount of senior indebtedness and more than a holder of subordinated debt securities.

The subordinated indenture does not limit the amount of senior indebtedness we are permitted to have, and we may in the future incur additional senior indebtedness.

If this prospectus is being delivered in connection with a series of subordinated securities, the accompanying prospectus supplement or the information incorporated by reference will set forth the approximate amount of senior indebtedness outstanding as of a recent date.

Guarantees

A series of debt securities may be guaranteed by some of our subsidiaries, if those guarantees are provided for in the supplemental indenture relating to that series of debt securities. If guarantees are issued in connection with any debt securities, the terms of those guarantees and the names of our subsidiaries which are providing the guarantees will be identified in the applicable prospectus supplement.

The Trustee

Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, is the trustee under the indenture governing the senior debt securities, including senior subordinated securities. The initial trustee under the indenture under which the subordinate debt securities, other than senior subordinated securities, will be issued will be identified in a prospectus supplement. Under each indenture, the trustee will also be the initial paying agent and registrar for the debt securities. The indenture provides (among other things) the trustee with certain rights, benefits, protections, immunities, indemnities, and privileges. The trustee assumes (and shall have) no responsibility or liability for the accuracy, correctness, or completeness of the information (including such information concerning us or our affiliates or any other party) contained in this document or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information.

The indentures provide that, except during the continuance of an event of default under the indentures, the trustee under the indentures will perform only such duties as are specifically set forth in the indentures (with no implied duties or obligations). Under the indentures, the holders of a majority in outstanding principal amount of the debt securities will have the right to direct the time, method and place of conducting any proceeding or exercising any remedy available to the trustee under the indentures, subject to certain exceptions. If an event of default has occurred and is continuing and a responsible officer of the trustee has received written notice or has actual knowledge of such event of default, the trustee under the indentures will exercise such rights and powers vested in it under the indentures and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The indentures and provisions of the Trust Indenture Act, incorporated by reference in the indentures contain limitations on the rights of the trustee under such indentures, should it become a creditor of our company, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee under the indentures is permitted to engage in other transactions. However, if the trustee under the indentures acquires any prohibited conflicting interest, it must eliminate the conflict or resign.

The trustee may resign or be removed with respect to one or more series of debt securities and a successor trustee may be appointed to act with respect to such series. In the event that two or more persons are acting as trustee with respect to different series of debt securities under the indentures, each such trustee shall be a trustee of a trust separate and apart from the trust administered by any other such trustee and any action described herein to be taken by the “trustee” may then be taken by each such trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee.

In the event that an entity is the trustee under both the senior indenture and the subordinated indenture, and a conflict of interest arises as a result, the trustee must resign as trustee under (1) either of the indentures or (2), if this does not eliminate the conflict of interest, both the indentures.

Legal Ownership of Securities

Holders of Securities

Book-Entry Holders. We will issue debt securities in book-entry form only, unless we specify otherwise in the applicable prospectus supplement. If securities are issued in book-entry form, this means the securities will be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

We will only recognize the person in whose name a security is registered as the holder of that security. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities and all payments on the securities will be made to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in securities issued in book-entry form will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders. In the future, we may terminate a global security or issue securities initially in non- global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities and all payments on those securities will be made to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders. We, and any third parties employed by us or acting on your behalf, such as trustees, depositories and transfer agents, are obligated only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the legal holder, we have no further responsibility for the payment or notice even if that legal holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose (for example, to amend an indenture or to relieve ourselves of the consequences of a default or of our obligation to comply with a particular provision of the indenture), we would seek the approval only from the legal holders, and not the indirect holders, of the securities. Whether and how the legal holders contact the indirect holders is up to the legal holders.

When we refer to you, we mean those who invest in the securities being offered by this prospectus, whether they are the legal holders or only indirect holders of those securities. When we refer to your securities, we mean the securities in which you hold a direct or indirect interest.

Special Considerations for Indirect Holders. If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a legal holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security represents one or any other number of individual securities. Generally, all securities represented by the same global securities will have the same terms. We may, however, issue a global security that represents multiple securities that have different terms and are issued at different times. We call this kind of global security a master global security.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution that we select or its nominee. The financial institution that is selected for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as the DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise or as otherwise described in the prospectus supplement. We describe those situations below under “—Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

Special Considerations for Global Securities. As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a holder of securities and instead will deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•

An investor cannot cause the securities to be registered in his or her name and cannot obtain physical certificates for his or her interest in the securities, except in the special situations we describe below.

•

An investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe under “—Legal Ownership of Securities—Holders of Securities” above.

•	An investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form.

•

An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective.

•

The depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. Neither we nor any third parties employed by us or acting on your behalf, such as trustees and transfer agents, have any responsibility or liability for any aspect of the depositary’s actions or for its records of ownership interests in a global security. Central and the trustee do not supervise the depositary in any way.

•	The DTC requires that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well.

•

Financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the security. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated. In a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the securities it represented. After that exchange, the choice of whether to hold the securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of holders and street name investors above under “—Legal Ownership of Securities—Holders of Securities.”

The special situations for termination of a global security are as follows:

•

if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within a specified time period;

•	if we elect to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and it has not been cured or waived.

The prospectus supplement may also list additional situations for terminating a global security that would apply to a particular series of securities covered by the prospectus supplement. If a global security is terminated, only the depositary is responsible for deciding the names of the institutions in whose names the securities represented by the global security will be registered and, therefore, who will be the holders of those securities.

Governing Law

The indentures for the senior and subordinated debt securities will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF CAPITAL STOCK

As of the date of this prospectus, our authorized capital stock consists of 80,000,000 shares of common stock, 100,000,000 shares of Class A common stock, 3,000,000 shares of Class B stock and 1,000,000 shares of preferred stock. At December 9, 2022, there were 11,263,949 shares of common stock outstanding, 41,243,723 shares of Class A common stock outstanding and 1,602,374 shares of Class B stock outstanding. No shares of preferred stock or options to purchase preferred stock are currently outstanding.

The following description of our capital stock does not purport to be complete and is subject to and is qualified in its entirety by the description of our capital stock contained in our amended and restated certificate of incorporation, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part. We recommend you review the exhibit for a detailed description of the provisions that we summarize below.

Common Stock, Class A Common Stock and Class B Stock

Voting, Dividend and Other Rights. The voting powers, preferences and relative rights of the common stock, Class A common stock, and the Class B stock are identical in all respects, except that (i) the holders of common stock are entitled to one vote per share, the holders of Class B stock are entitled to the lesser of ten votes per share or 49% of the total votes cast, and the holders of Class A common stock generally have no voting rights unless otherwise required by Delaware law, as described below; (ii) stock dividends on common stock may be paid only in shares of common stock and stock dividends on Class B stock may be paid only in shares of Class B stock and (iii) shares of Class B stock have certain conversion rights and are subject to certain restrictions on ownership and transfer described below under “—Conversion Rights and Restrictions on Transfer of Class B Stock.” Except as described above, issuances of additional shares of Class B stock and modifications of the terms of the Class B stock require the approval of a majority of the holders of the common stock and Class B stock, voting as separate classes. Our amended and restated certificate of incorporation provides that the number of authorized shares of Class A common stock may be increased or decreased (but not below the number of outstanding shares of Class A common stock then outstanding) by the affirmative vote of the holders of a majority of the votes entitled to be cast by the holders of the common stock and Class B stock, voting together as a single class, without a vote by any holders of Class A common stock. Under the Delaware General Corporation Law, any amendments to the certificate of incorporation altering or changing the powers, preferences, or special rights of the shares of any class so as to adversely affect them, including the Class A common stock, requires the separate approval of the class so affected, as well as the approval of all classes entitled to vote thereon, voting together, and these voting rights are specifically included in our amended and restated certificate of incorporation. Our amended and restated certificate of incorporation cannot be modified, revised or amended without the affirmative vote of the majority of outstanding shares of common stock and Class B stock, voting separately as a class. Except as described above or as required by law, holders of common stock and Class B stock vote together on all matters presented to the stockholders for their vote or approval, including the election of directors. The stockholders are not entitled to vote cumulatively for the election of directors.

Each share of common stock, Class A common stock and Class B stock is entitled to receive dividends if, as and when declared by our board of directors out of funds legally available therefor. The common stock, Class A common stock and Class B stock share equally, on a share-for-share basis, in any cash dividends declared by our board of directors.

Stockholders have no preemptive or other rights to subscribe for additional shares. Subject to any rights of holders of any preferred stock, all holders of common stock, Class A common stock and Class B stock, regardless of class, are entitled to share equally on a share-for-share basis in any assets available for distribution to stockholders on liquidation, dissolution or winding up of our company. No common stock, Class A common stock or Class B stock is subject to redemption or a sinking fund.

Conversion Rights and Restrictions on Transfer of Class B Stock. Neither the common stock nor the Class A common stock has any conversion rights. However, at the option of the holder, each share of Class B stock is convertible at any time and from time to time into one share of common stock. If at any time the holders of a majority of outstanding shares of Class B stock vote to convert the outstanding shares of Class B stock to common stock, then all outstanding shares of Class B stock shall be deemed automatically converted into shares of common stock.

Our amended and restated certificate of incorporation provides that any holder of shares of Class B stock desiring to transfer such shares to a person other than a Permitted Transferee (as defined below) must present such shares to us for conversion into an equal number of shares of common stock upon such transfer. Thereafter, such shares of common stock may be freely transferred to persons other than Permitted Transferees, subject to applicable securities law.

Shares of Class B stock may not be transferred except generally to family members, certain trusts, heirs and devisees (collectively, “Permitted Transferees” and each, a “Permitted Transferee”). Upon any sale or transfer of ownership or voting rights to a transferee other than a Permitted Transferee or to the extent an entity no longer remains a Permitted Transferee, such shares of Class B stock will automatically convert into equal number of shares of common stock. Accordingly, no trading market is expected to develop in the Class B stock and the Class B stock will not be listed or traded on any exchange or in any market.

Effects of Disproportionate Voting Rights. The disproportionate voting rights of the common stock, Class A common stock and Class B stock could have an adverse effect on the market price of the common stock and of the Class A common stock. Such disproportionate voting rights may make us a less attractive target for a takeover than we otherwise might be, or render more difficult or discourage a merger proposal, a tender offer or a proxy contest, even if such actions were favored by our stockholders other than the holders of the Class B stock. Accordingly, such disproportionate voting rights may deprive holders of common stock of an opportunity to sell their shares at a premium over prevailing market prices, since takeover bids frequently involve purchases of stock directly from shareholders at such a premium price.

The common stock and Class A common stock issued by this prospectus will, when issued, be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

Our common stock and Class A common stock are listed on the Nasdaq Stock Market under the symbols “CENT” and “CENTA”, respectively. The transfer agent and registrar for our common stock is ComputerShare Trust Company, N.A., 250 Royall Street, Canton, MA 02021. Their phone number is (877) 261-9290.

Preferred Stock

Under our amended and restated certificate of incorporation, we may issue up to 1,000,000 shares of preferred stock. We currently have no outstanding shares of preferred stock.

Our board of directors has the authority, without further action by the stockholders, to issue up to the maximum authorized number of shares of preferred stock in one or more series. The board of directors also has the authority to designate the rights, preferences, privileges and restrictions of each such series, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series. The rights, preferences, privileges and restrictions of each series will be fixed by the certificate of designation relating to that series. Any or all of the rights of the preferred stock may be greater than the rights of the common stock or the Class A common stock.

The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our company without further action by the stockholders. The issuance of preferred stock with voting and conversion rights may also adversely affect the voting power of the holders of common stock. In certain circumstances, an issuance of preferred stock could have the effect of decreasing the market price of the common stock.

Whenever preferred stock is to be sold pursuant to this prospectus, we will file a prospectus supplement relating to that sale which will specify:

•	the number of shares in the series of preferred stock;

•	the designation for the series of preferred stock by number, letter or title that shall distinguish the series from any other series of preferred stock;

•	the dividend rate, if any, and whether dividends on that series of preferred stock will be cumulative, noncumulative or partially cumulative;

•	the voting rights of that series of preferred stock, if any;

•	any conversion provisions applicable to that series of preferred stock;

•	any redemption or sinking fund provisions applicable to that series of preferred stock;

•	the liquidation preference per share of that series of preferred stock, if any; and

•	the terms of any other preferences or rights, if any, applicable to that series of preferred stock.

Certain Effects of Authorized but Unissued Stock

We have shares of common stock, Class A common stock and preferred stock available for future issuance without stockholder approval. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital, facilitate corporate acquisitions or payable as a dividend on the capital stock.

The existence of unissued and unreserved common stock, Class A common stock and preferred stock may enable our board of directors to issue shares to persons friendly to current management or to issue preferred stock with terms that could render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management. In addition, the issuance of preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation.

Delaware Law and Certain Provisions of Our Amended and Restated Certificate of Incorporation and Bylaws

Provisions of Delaware law and our amended and restated certificate of incorporation and bylaws could make the acquisition of our company and the removal of incumbent officers and directors more difficult. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of our company to negotiate with us first. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our company outweigh the disadvantages of discouraging such proposals because, among other things, negotiation of such proposals could result in an improvement of their terms.

We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, the statute prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date that the person became an interested stockholder unless, subject to certain exceptions, the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior, did own 15% or more of the corporation’s voting stock. These provisions may have the effect of delaying, deferring or preventing a change in control of our company without further action by the stockholders.

Our bylaws provide that stockholder action can be taken at an annual or special meeting of stockholders or by written consent. Our bylaws also provide that special meetings of stockholders can be called by the board of directors, the chairman of the board, if any, the president or at the request of stockholders holding not less than 10% of the total voting power. The business permitted to be conducted at any special meeting of stockholders is limited to the purposes stated in the notice of such meeting. Our bylaws set forth an advance notice procedure with regard to the nomination, other than by or at the direction of the board of directors, of candidates for election as directors and with regard to business to be brought before a meeting of stockholders.

DESCRIPTION OF THE WARRANTS

We may issue warrants, including warrants to purchase common stock, Class A common stock, preferred stock, debt securities, or any combination of the foregoing. Warrants may be issued independently or together with any securities and may be attached to or separate from the securities. The warrants will be issued under warrant agreements to be entered into between us and a warrant agent as detailed in the prospectus supplement relating to warrants being offered. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. A copy of the warrant agreement will be filed with the SEC in connection with any offering of warrants.

The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the currencies in which the price or prices of the warrants may be payable;

•	the designation, amount and terms of the offered securities purchasable upon exercise of the warrants;

•	the designation and terms of the other offered securities, if any, with which the warrants are issued and the number of the warrants issued with each security;

•	if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;

•	the price or prices at which and currency or currencies in which the offered securities purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

•	the minimum or maximum amount of the warrants which may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	a discussion of any federal income tax considerations; and

•	any other material terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

SELLING SECURITYHOLDERS

To the extent this prospectus is used by any selling securityholder to resell Class A common stock, common stock or other securities, information with respect to the selling securityholder and the plan of distribution will be contained in a supplement to this prospectus, in a post-effective amendment or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

PLAN OF DISTRIBUTION

We may sell the securities:

•	through underwriters or dealers;

•	through agents;

•

in “at the market offerings,” within the meaning of Rule 415(a)(4) under the Securities Act of 1933, as amended, or Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	directly to purchasers;

•	through any combination of these methods; or

•	through any other permitted method.

We will describe in a prospectus supplement, the particular terms of the offering of the securities, including the following:

•	the names of any underwriters;

•	the purchase price and the proceeds we will receive from the sale;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers;

•	any securities exchanges on which the securities of the series may be listed; and

•	any other information we think is important.

If we use underwriters in the sale, such underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

The securities may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

In connection with an underwritten offering, we would execute an underwriting agreement with an underwriter or underwriters. Unless otherwise indicated in the revised prospectus or applicable prospectus supplement, such underwriting agreement would provide that the obligations of the underwriter or underwriters are subject to certain conditions precedent, and that the underwriter or underwriters with respect to a sale of the covered securities will be obligated to purchase all of the covered securities, if any such securities are purchased. We may grant to the underwriter or underwriters an option to purchase additional securities at the public offering price, less any underwriting discount, as may be set forth in the revised prospectus or applicable prospectus supplement. If we grant any such option, the terms of that option will be set forth in the revised prospectus or applicable prospectus supplement. The underwriting agreement may provide for indemnification by us of the underwriters or their controlling persons against any liability arising under the Securities Act, a brief description of which will be set forth in the revised prospectus or applicable prospectus supplement.

We may sell offered securities through agents designated by us. Any agent involved in the offer or sale of the securities for which this prospectus is delivered will be named, and any commission payable by us to that agent will be set forth, in the prospectus supplement. Unless indicated in the prospectus supplement, the agents have agreed to use their reasonable best efforts to solicit purchases for the period of their appointment.

We also may sell offered securities directly. In this case, no underwriters or agents would be involved. We may change the price of the securities offered from time to time. If we fix a price or price of our securities, the prices may be market prices prevailing at the time of any sale, prices related to market prices, or negotiated prices.

Underwriters, dealers and agents that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters or agents, and describe their compensation, in a prospectus supplement.

We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make. Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.

We may authorize agents or underwriters to solicit offers by certain types of institutions to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts. These contracts will provide for payment and delivery on a specified date in the future. The conditions to these contracts and the commission payable for solicitation of such contracts will be set forth in the applicable prospectus supplement.

In order to facilitate the offering of the securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of such securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, the underwriters or agents, as the case may be, may overallot in connection with the offering, creating a short position in such securities for their own account. In addition, to cover overallotments or to stabilize the price of such securities or any such other securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities or any such other securities in the open market. Finally, in any offering of such securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transaction or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

Other than the common stock and the Class A common stock, the securities issued hereunder may be new issues of securities with no established trading market. Any underwriters or agents to or through whom such securities are sold for public offering and sale may make a market in such securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any such securities.

Sales by Selling Securityholders

Selling securityholders may use this prospectus in connection with the resale of the securities. The applicable prospectus supplement will identify the selling securityholders and the terms of the securities. Selling securityholders may be deemed to be underwriters in connection with the securities they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. The selling securityholders will receive all the proceeds from the sale of the securities. We will not receive any proceeds from sales by selling securityholders.

VALIDITY OF THE SECURITIES

The validity of the securities issued under this registration statement will be passed upon for us by Orrick, Herrington & Sutcliffe LLP, San Francisco, California. If the securities are being distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the related prospectus supplement.

EXPERTS

The financial statements of Central Garden & Pet Company incorporated by reference in this Prospectus, and the effectiveness of Central Garden & Pet Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm, given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and in accordance therewith we are required to file periodic reports, proxy statements and other information with the SEC. Our SEC filings are available to you, free of charge, on the SEC’s website at www.sec.gov. Information about us, including our SEC filings, is also available at our website at www.central.com. The references to www.central.com in this prospectus and the documents incorporated by reference herein or therein are inactive textual references only, and the information found on, or accessible through, our website is not incorporated by reference into, and should not be considered part of, this prospectus or the documents incorporated by reference herein or therein. Investors should not rely on any such information in deciding whether to invest in our securities.

Our common stock and non-voting common stock are traded on the NASDAQ Stock Market under the symbols “CENT” and “CENTA,” respectively.

This prospectus omits certain information that is contained in the registration statement on file with the SEC, of which this prospectus is a part. For further information with respect to us, reference is made to the registration statement, including the exhibits incorporated therein by reference or filed therewith. Statements herein contained concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit or incorporated by reference to the registration statement.

CERTAIN DOCUMENTS INCORPORATED BY REFERENCE

In this document, we “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring to that information. The information incorporated by reference is considered to be a part of this prospectus, and later filed information with the SEC will update and supersede this information. Notwithstanding this statement, however, you may rely on information that has been filed at the time you made your investment decision. We incorporate by reference the documents listed below:

(a)	our Annual Report on Form 10-K for the fiscal year ended September 24, 2022, as filed with the SEC on November 22, 2022;

(b)	our Current Report on Form 8-K filed on October 3, 2022; and

(c)

the description of our capital stock in our registration statement on Form 8-A (File No. 000-20242) filed March  31, 1993, as amended by the Fourth Amended and Restated Certificate of Incorporation, attached as Exhibit 3.1 to our Annual Report on Form 10-K for the fiscal year ended September 30, 2006 (File No.  000-20242), as updated by the description of our securities, attached as Exhibit 4.12 to our Annual Report on Form 10-K for the fiscal year ended September 28, 2019 (File No. 001-33268), together with any other amendment or report filed for the purpose of updating such description; and

(d)

the description of our Class  A Common Stock in our registration statement on Form 8-A (File No. 001- 33268) filed January  24, 2007, as updated by the description of our securities, attached as Exhibit 4.12 to our Annual Report on Form 10-K for the fiscal year ended September 28, 2019 (File No. 001-33268), together with any other amendment or report filed for the purpose of updating such description.

We also incorporate by reference all future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, that are filed (excluding, however, information we furnish to the SEC) by us after the date of this prospectus and prior to the termination of any offering under this registration statement.

You may request a copy of all information that has been incorporated by reference into this prospectus, at no cost, by writing or telephoning us at the following address or phone number:

Central Garden & Pet Company

1340 Treat Blvd., Suite 600

Walnut Creek, CA 94597

Attention: Investor Relations

Telephone: 1-925-948-4000

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. You should assume that the information contained or incorporated by reference in this prospectus and in any prospectus supplement or in any free writing prospectus is accurate as of the dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates. We are not making an offer to sell the securities offered by this prospectus in any jurisdiction where the offer or sale is not permitted.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by the registrant in connection with the offerings described in this registration statement. All of the amounts shown are estimates.

SEC registration fee	$	*
Rating agency fees		**
Legal fees and expenses		**
Accounting fees and expenses		**
Financial printers fees and expenses		**
Trustee fees and expenses		**
Transfer agent fees and expenses		**
Miscellaneous expenses		**

Total	$	**

*	Deferred in accordance with Rule 456(b) and 457(r) under the Securities Act of 1933.
**

These expenses depend upon the number of issuances and cannot be estimated at this time. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation—a “derivative action”), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

Under the terms of our Bylaws and subject to the applicable provisions of Delaware law, we have indemnified each of our directors and officers and, subject to the discretion of the Board of Directors, any other person, against expenses incurred or paid in connection with any claim made against such director or officer or any actual or threatened action, suit or proceeding in which such director or officer may be involved by reason of being or having been a director or officer of us, or of serving or having served at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action taken or not taken by such director or officer in such capacity, and against the amount or amounts paid by such director or officer in settlement of any such claim, action, suit or proceeding or any judgment or order entered therein.

Section 102(b)(7) of the DGCL permits a provision in the certificate of incorporation of each corporation organized thereunder, such as the Company, eliminating or limiting, with certain exceptions, the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Our Restated Certificate of Incorporation eliminates the liability of directors to the extent permitted by the DGCL.

We carry directors’ and officers’ liability insurance that covers certain liabilities and expenses of our directors and officers.

Item 16. Exhibits.

Exhibit Number	Exhibit

1.1	Form of Equity Underwriting Agreement.*

1.2	Form of Debt Underwriting Agreement.*

4.1	Fourth Amended and Restated Certificate of Incorporation, including the Certificate of Designation—Series A Convertible Preferred Stock and Certificate of Designation—Series B Convertible Preferred Stock (incorporated by reference from Exhibit 3.1 to the Company’s Form 10-K for the fiscal year ended September 30, 2006 (SEC File No. 001-33268)).

4.2	Amended and Restated Bylaws (incorporated by reference from Exhibit 3.1 to the Company’s Form 8-K filed April 1, 2022 (SEC File No. 001-33268)).

4.3	Specimen Common Stock Certificate (incorporated by reference from Exhibit 4.1 to the Company’s Form 10-K for the fiscal year ended September 30, 2017 (SEC File No. 001-33268)).

4.4	Specimen Class A Common Stock Certificate (incorporated by reference from Exhibit 4.2 to the Company’s Form 10-K for the fiscal year ended September 30, 2017 (SEC File No. 001-33268)).

4.5	Form of Certificate of Designation for the preferred stock (together with preferred stock certificate).*

4.6	Indenture, dated as of March 8, 2010, by and between the Company and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee (incorporated by reference from Exhibit 4.2 to the Company’s Form 8-K filed March 8, 2010 (SEC File No. 001-33268)).

4.7	Form of Subordinated Indenture (incorporated by reference from Exhibit 4.6 to the Company’s Registration Statement on Form S-3 filed January 13, 2005 (SEC File No. 333-122031)).

4.8	Form of Senior Note.*

4.9	Form of Subordinated Note.*

4.10	Form of Warrant Agreement (together with form of Warrant Certificate).*

5.1	Opinion of Orrick, Herrington & Sutcliffe LLP.

22.1	List of Guarantor Subsidiaries (Incorporated by reference from Exhibit 22 to the Company’s Annual Report on Form 10-K filed November 22, 2022 (SEC File No. 001-33268.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (included on signature pages).

25.1	Statement of Eligibility and Qualification on Form T-1 of the Senior Trustee to act as Trustee under the Senior Indenture.

25.2	Statement of Eligibility and Qualification on Form T-1 of the Subordinated Trustee to act as Trustee under the Subordinated Indenture.*

107	Filing Fees

*	To be filed by amendment or Form 8-K.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by these paragraphs is contained in reports filed with or furnished to the SEC by us per Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into this registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(C) if we are subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of the registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchase with a time of contract of sale prior to such first use, supersede, modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference into the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on December 14, 2022.

CENTRAL GARDEN & PET COMPANY

By:	/s/ Nicholas Lahanas
Nicholas Lahanas, Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints, jointly and severally, Timothy P. Cofer, Nicholas Lahanas and Joyce M. McCarthy, and each of them, as his or her attorney-in-fact, with full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or her might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Timothy P. Cofer Timothy P. Cofer	President and Chief Executive Officer and Director (Principal Executive Officer)	December 14, 2022

/s/ Nicholas Lahanas Nicholas Lahanas	Chief Financial Officer (Principal Financial Officer)	December 14, 2022

/s/ Howard A. Machek Howard A. Machek	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	December 14, 2022

/s/ William E. Brown William E. Brown	Chairman and Director	December 14, 2022

/s/ Courtnee Chun Courtnee Chun	Director	December 14, 2022

/S/ Lisa Coleman Lisa Coleman	Director	December 14, 2022

Signature	Title	Date

/s/ Brendan P. Dougher Brendan P. Dougher	Director	December 14, 2022

/s/ Michael J. Griffith Michael J. Griffith	Director	December 14, 2022

/s/ Christopher T. Metz Christopher T. Metz	Director	December 14, 2022

/s/ Daniel P. Myers Daniel P. Myers	Director	December 14, 2022

/s/ Brooks M. Pennington III Brooks M. Pennington III	Director	December 14, 2022

/s/ John R. Ranelli John R. Ranelli	Director	December 14, 2022

/s/ Mary Beth Springer Mary Beth Springer	Director	December 14, 2022

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on December 14, 2022.

A.E. MCKENZIE CO. ULC

By:	/s/ George A. Yuhas
George A. Yuhas Authorized Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints, jointly and severally, Timothy P. Cofer, Nicholas Lahanas and Joyce M. McCarthy, and each of them, as his or her attorney-in-fact, with full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or her might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ W. Dan Pennington W. Dan Pennington	Chief Executive Officer and Director (Principal Executive Officer)	December 14, 2022

/s/ John Jordan John Jordan	Chief Financial Officer, Executive Vice President, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	December 14, 2022

/s/ J.D. Walker J.D. Walker	Director	December 14, 2022

/s/ George A. Yuhas George A. Yuhas	Director	December 14, 2022

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on December 14, 2022.

ALL-GLASS AQUARIUM CO., INC.

By:	/s/ George A. Yuhas
George A. Yuhas Authorized Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints, jointly and severally, Timothy P. Cofer, Nicholas Lahanas and Joyce M. McCarthy, and each of them, as his or her attorney-in-fact, with full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or her might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Todd Regan Todd Regan	President and Director (Principal Executive Officer)	December 14, 2022

/s/ Nicholas Lahanas Nicholas Lahanas	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	December 14, 2022

/s/ Timothy J. Kane Timothy J. Kane	Director	December 14, 2022

/s/ George A. Yuhas George A. Yuhas	Director	December 14, 2022

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on December 14, 2022.

AQUATICA TROPICALS, INC.

By:	/s/ George A. Yuhas
George A. Yuhas Authorized Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints, jointly and severally, Timothy P. Cofer, Nicholas Lahanas and Joyce M. McCarthy, and each of them, as his or her attorney-in-fact, with full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or her might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John Hanson John Hanson	Chief Executive Officer (Principal Executive Officer)	December 14, 2022

/s/ Nicholas Lahanas Nicholas Lahanas	Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	December 14, 2022

/s/ Timothy J. Kane Timothy J. Kane	Director	December 14, 2022

/s/ George A. Yuhas George A. Yuhas	Director	December 14, 2022

/s/ Sandy Moore Sandy Moore	Director	December 14, 2022

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on December 14, 2022.

ARDEN COMPANIES, LLC

By:	/s/ George A. Yuhas
George A. Yuhas Authorized Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints, jointly and severally, Timothy P. Cofer, Nicholas Lahanas and Joyce M. McCarthy, and each of them, as his or her attorney-in-fact, with full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or her might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Charles F. Thompson Charles F. Thompson	President (Principal Executive Officer)	December 14, 2022

/s/ Alice Moore Alice Moore	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	December 14, 2022

/s/ Nicholas Lahanas Nicholas Lahanas	Chief Financial Officer of Central Garden & Pet Company, as manager and sole member	December 14, 2022

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on December 14, 2022.

B2E BIOTECH, LLC

By:	/s/ George A. Yuhas
George A. Yuhas Authorized Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints, jointly and severally, Timothy P. Cofer, Nicholas Lahanas and Joyce M. McCarthy, and each of them, as his or her attorney-in-fact, with full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or her might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ken Elsbury Ken Elsbury	President and Chief Operating Officer (Principal Executive Officer)	December 14, 2022

/s/ Nicholas Lahanas Nicholas Lahanas	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	December 14, 2022

/s/ Nicholas Lahanas Nicholas Lahanas	Chief Financial Officer of Central Garden & Pet Company, as manager	December 14, 2022

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on December 14, 2022.

B2E CORPORATION

By:	/s/ George A. Yuhas
George A. Yuhas Authorized Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints, jointly and severally, Timothy P. Cofer, Nicholas Lahanas and Joyce M. McCarthy, and each of them, as his or her attorney-in-fact, with full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or her might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ken Elsbury Ken Elsbury	President, Chief Executive Officer and Director (Principal Executive Officer)	December 14, 2022

/s/ Nicholas Lahanas Nicholas Lahanas	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	December 14, 2022

/s/ George A. Yuhas George A. Yuhas	Director	December 14, 2022

/s/ Timothy J. Kane Timothy J. Kane	Director	December 14, 2022

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on December 14, 2022.

B2E MANUFACTURING, LLC

By:	/s/ George A. Yuhas
George A. Yuhas Authorized Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints, jointly and severally, Timothy P. Cofer, Nicholas Lahanas and Joyce M. McCarthy, and each of them, as his or her attorney-in-fact, with full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or her might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ken Elsbury Ken Elsbury	President and Chief Operating Officer (Principal Executive Officer)	December 14, 2022

/s/ Nicholas Lahanas Nicholas Lahanas	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	December 14, 2022

/s/ Nicholas Lahanas Nicholas Lahanas	Chief Financial Officer of Central Garden & Pet Company, as manager	December 14, 2022

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on December 14, 2022.

B2E MICROBIALS, LLC

By:	/s/ George A. Yuhas
George A. Yuhas Authorized Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints, jointly and severally, Timothy P. Cofer, Nicholas Lahanas and Joyce M. McCarthy, and each of them, as his or her attorney-in-fact, with full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or her might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ken Elsbury Ken Elsbury	President and Chief Operating Officer (Principal Executive Officer)	December 14, 2022

/s/ Nicholas Lahanas Nicholas Lahanas	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	December 14, 2022

/s/ Nicholas Lahanas Nicholas Lahanas	Chief Financial Officer of Central Garden & Pet Company, as sole manager	December 14, 2022

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on December 14, 2022.

BLUE SPRINGS HATCHERY, INC.

By:	/s/ George A. Yuhas
George A. Yuhas Authorized Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints, jointly and severally, Timothy P. Cofer, Nicholas Lahanas and Joyce M. McCarthy, and each of them, as his or her attorney-in-fact, with full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or her might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John Hanson John Hanson	Chief Executive Officer (Principal Executive Officer)	December 14, 2022

/s/ Nicholas Lahanas Nicholas Lahanas	Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	December 14, 2022

/s/ Timothy J. Kane Timothy J. Kane	Director	December 14, 2022

/s/ George A. Yuhas George A. Yuhas	Director	December 14, 2022

/s/ Sandy Moore Sandy Moore	Director	December 14, 2022

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on December 14, 2022.

C & S PRODUCTS CO., INC.

By:	/s/ George A. Yuhas
George A. Yuhas Authorized Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints, jointly and severally, Timothy P. Cofer, Nicholas Lahanas and Joyce M. McCarthy, and each of them, as his or her attorney-in-fact, with full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or her might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Todd Regan Todd Regan	President and Director (Principal Executive Officer)	December 14, 2022

/s/ Bradley Smith Bradley Smith	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	December 14, 2022

/s/ George A. Yuhas George A. Yuhas	Director	December 14, 2022

/s/ Timothy J. Kane Timothy J. Kane	Director	December 14, 2022

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on December 14, 2022.

D&D COMMODITIES LIMITED

By:	/s/ George A. Yuhas
George A. Yuhas Authorized Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints, jointly and severally, Timothy P. Cofer, Nicholas Lahanas and Joyce M. McCarthy, and each of them, as his or her attorney-in-fact, with full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or her might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ W. Dan Pennington W. Dan Pennington	Chief Executive Officer, President and Director (Principal Executive Officer)	December 14, 2022

/s/ Nicholas Lahanas Nicholas Lahanas	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	December 14, 2022

/s/ Timothy J. Kane Timothy J. Kane	Director	December 14, 2022

/s/ George A. Yuhas George A. Yuhas	Director	December 14, 2022

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on December 14, 2022.

FARNAM COMPANIES, INC.

By:	/s/ George A. Yuhas
George A. Yuhas Authorized Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints, jointly and severally, Timothy P. Cofer, Nicholas Lahanas and Joyce M. McCarthy, and each of them, as his or her attorney-in-fact, with full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or her might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kevin Tompkins Kevin Tompkins	President (Principal Executive Officer)	December 14, 2022

/s/ Nicholas Lahanas Nicholas Lahanas	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	December 14, 2022

/s/ Timothy J. Kane Timothy J. Kane	Director	December 14, 2022

/s/ George A. Yuhas George A. Yuhas	Director	December 14, 2022

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on December 14, 2022.

FERRY-MORSE SEED COMPANY

By:	/s/ George A. Yuhas
George A. Yuhas Authorized Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints, jointly and severally, Timothy P. Cofer, Nicholas Lahanas and Joyce M. McCarthy, and each of them, as his or her attorney-in-fact, with full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or her might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ W. Dan Pennington W. Dan Pennington	Chief Executive Officer and Director (Principal Executive Officer)	December 14, 2022

/s/ John Jordan John Jordan	Chief Financial Officer, Executive Vice President, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	December 14, 2022

/s/ J.D. Walker J.D. Walker	Director	December 14, 2022

/s/ George A. Yuhas George A. Yuhas	Director	December 14, 2022

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on December 14, 2022.

FLORA PARENT, INC.

By:	/s/ George A. Yuhas
George A. Yuhas Authorized Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints, jointly and severally, Timothy P. Cofer, Nicholas Lahanas and Joyce M. McCarthy, and each of them, as his or her attorney-in-fact, with full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or her might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ W. Dan Pennington W. Dan Pennington	Chief Executive Officer and Director (Principal Executive Officer)	December 14, 2022

/s/ John Jordan John Jordan	Chief Financial Officer, Executive Vice President, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	December 14, 2022

/s/ J.D. Walker J.D. Walker	Director	December 14, 2022

/s/ George A. Yuhas George A. Yuhas	Director	December 14, 2022

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on December 14, 2022.

FLORIDA TROPICAL DISTRIBUTORS INTERNATIONAL, INC.

By:	/s/ George A. Yuhas
George A. Yuhas Authorized Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints, jointly and severally, Timothy P. Cofer, Nicholas Lahanas and Joyce M. McCarthy, and each of them, as his or her attorney-in-fact, with full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or her might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John Hanson John Hanson	Chief Executive Officer (Principal Executive Officer)	December 14, 2022

/s/ Nicholas Lahanas Nicholas Lahanas	Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	December 14, 2022

/s/ Timothy J. Kane Timothy J. Kane	Director	December 14, 2022

/s/ George A. Yuhas George A. Yuhas	Director	December 14, 2022

/s/ Sandy Moore Sandy Moore	Director	December 14, 2022

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on December 14, 2022.

FOUR PAWS PRODUCTS, LTD.

By:	/s/ George A. Yuhas
George A. Yuhas Authorized Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints, jointly and severally, Timothy P. Cofer, Nicholas Lahanas and Joyce M. McCarthy, and each of them, as his or her attorney-in-fact, with full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or her might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Glen S. Axelrod Glen S. Axelrod	Chief Executive Officer, President and Director (Principal Executive Officer)	December 14, 2022

/s/ Ray Gallagher Ray Gallagher	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	December 14, 2022

/s/ Timothy J. Kane Timothy J. Kane	Director	December 14, 2022

/s/ George A. Yuhas George A. Yuhas	Director	December 14, 2022

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on December 14, 2022.

GRO TEC, INC.

By:	/s/ George A. Yuhas
George A. Yuhas Authorized Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints, jointly and severally, Timothy P. Cofer, Nicholas Lahanas and Joyce M. McCarthy, and each of them, as his or her attorney-in-fact, with full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or her might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ W. Dan Pennington W. Dan Pennington	Executive Vice President and Director (Principal Executive Officer)	December 14, 2022

/s/ John Jordan John Jordan	Chief Financial Officer, Vice President and Director (Principal Financial Officer and Principal Accounting Officer)	December 14, 2022

/s/ George A. Yuhas George A. Yuhas	Director	December 14, 2022

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on December 14, 2022.

GULFSTREAM HOME & GARDEN, INC.

By:	/s/ George A. Yuhas
George A. Yuhas Authorized Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints, jointly and severally, Timothy P. Cofer, Nicholas Lahanas and Joyce M. McCarthy, and each of them, as his or her attorney-in-fact, with full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or her might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Steve Barton Steve Barton	President and Director (Principal Executive Officer)	December 14, 2022

/s/ John Jordan John Jordan	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	December 14, 2022

/s/ George A. Yuhas George A. Yuhas	Director	December 14, 2022

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on December 14, 2022.

HYDRO-ORGANICS WHOLESALE

By:	/s/ George A. Yuhas
George A. Yuhas Authorized Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints, jointly and severally, Timothy P. Cofer, Nicholas Lahanas and Joyce M. McCarthy, and each of them, as his or her attorney-in-fact, with full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or her might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Steve Barton Steve Barton	President and Director (Principal Executive Officer)	December 14, 2022

/s/ John Jordan John Jordan	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	December 14, 2022

/s/ Timothy J. Kane Timothy J. Kane	Director	December 14, 2022

/s/ George A. Yuhas George A. Yuhas	Director	December 14, 2022

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on December 14, 2022.

IMS SOUTHERN, LLC

By:	/s/ George A. Yuhas
George A. Yuhas Authorized Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints, jointly and severally, Timothy P. Cofer, Nicholas Lahanas and Joyce M. McCarthy, and each of them, as his or her attorney-in-fact, with full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or her might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Glen S. Axelrod Glen S. Axelrod	Chief Executive Officer (Principal Executive Officer)	December 14, 2022

/s/ Ray Gallagher Ray Gallagher	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	December 14, 2022

/s/ Nicholas Lahanas Nicholas Lahanas	Chief Financial Officer of Central Garden & Pet Company, as manager and sole member	December 14, 2022

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on December 14, 2022.

IMS TRADING, LLC

By:	/s/ George A. Yuhas
George A. Yuhas Authorized Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints, jointly and severally, Timothy P. Cofer, Nicholas Lahanas and Joyce M. McCarthy, and each of them, as his or her attorney-in-fact, with full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or her might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Glen S. Axelrod Glen S. Axelrod	Chief Executive Officer (Principal Executive Officer)	December 14, 2022

/s/ Ray Gallagher Ray Gallagher	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	December 14, 2022

/s/ Nicholas Lahanas Nicholas Lahanas	Chief Financial Officer of Central Garden & Pet Company, as manager and sole member	December 14, 2022

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on December 14, 2022.

K&H MANUFACTURING, LLC

By:	/s/ George A. Yuhas
George A. Yuhas Authorized Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints, jointly and severally, Timothy P. Cofer, Nicholas Lahanas and Joyce M. McCarthy, and each of them, as his or her attorney-in-fact, with full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or her might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John Hanson John Hanson	Chairman and Chief Executive Officer (Principal Executive Officer)	December 14, 2022

/s/ Nicholas Lahanas Nicholas Lahanas	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	December 14, 2022

/s/ Nicholas Lahanas Nicholas Lahanas	Chief Financial Officer of Central Garden & Pet Company, as sole member	December 14, 2022

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on December 14, 2022.

KAYTEE PRODUCTS INCORPORATED

By:	/s/ George A. Yuhas
George A. Yuhas Authorized Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints, jointly and severally, Timothy P. Cofer, Nicholas Lahanas and Joyce M. McCarthy, and each of them, as his or her attorney-in-fact, with full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or her might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Todd Regan Todd Regan	President and Director (Principal Executive Officer)	December 14, 2022

/s/ Nicholas Lahanas Nicholas Lahanas	Chief Financial Officer, Vice President and Director (Principal Financial Officer and Principal Accounting Officer)	December 14, 2022

/s/ Timothy J. Kane Timothy J. Kane	Director	December 14, 2022

/s/ George A. Yuhas George A. Yuhas	Director	December 14, 2022

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on December 14, 2022.

LIVINGSTON SEED COMPANY

By:	/s/ George A. Yuhas
George A. Yuhas Authorized Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints, jointly and severally, Timothy P. Cofer, Nicholas Lahanas and Joyce M. McCarthy, and each of them, as his or her attorney-in-fact, with full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or her might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ W. Dan Pennington W. Dan Pennington	Chief Executive Officer and Director (Principal Executive Officer)	December 14, 2022

/s/ John Jordan John Jordan	Chief Financial Officer, Executive Vice President, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	December 14, 2022

/s/ J.D. Walker J.D. Walker	Director	December 14, 2022

/s/ George A. Yuhas George A. Yuhas	Director	December 14, 2022

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on December 14, 2022.

MARTEAL, LTD.

By:	/s/ George A. Yuhas
George A. Yuhas Authorized Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints, jointly and severally, Timothy P. Cofer, Nicholas Lahanas and Joyce M. McCarthy, and each of them, as his or her attorney-in-fact, with full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or her might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael Pietrasiewicz Michael Pietrasiewicz	President and Chief Executive Officer (Principal Executive Officer)	December 14, 2022

/s/ John Jordan John Jordan	Chief Financial Officer, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	December 14, 2022

/s/ J.D. Walker J.D. Walker	Director	December 14, 2022

/s/ George A. Yuhas George A. Yuhas	Director	December 14, 2022

/s/ W. Dan Pennington W. Dan Pennington	Director	December 14, 2022

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on December 14, 2022.

MATSON, LLC

By:	/s/ George A. Yuhas
George A. Yuhas Authorized Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints, jointly and severally, Timothy P. Cofer, Nicholas Lahanas and Joyce M. McCarthy, and each of them, as his or her attorney-in-fact, with full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or her might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Steve Barton Steve Barton	President (Principal Executive Officer)	December 14, 2022

/s/ John Jordan John Jordan	Chief Financial Officer and Vice President— Finance (Principal Financial Officer and Principal Accounting Officer)	December 14, 2022

/s/ Nicholas Lahanas Nicholas Lahanas	Chief Financial Officer of Central Garden & Pet Company, as manager and sole member	December 14, 2022

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on December 14, 2022.

MIDWEST TROPICALS LLC

By:	/s/ George A. Yuhas
George A. Yuhas Authorized Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints, jointly and severally, Timothy P. Cofer, Nicholas Lahanas and Joyce M. McCarthy, and each of them, as his or her attorney-in-fact, with full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or her might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John Hanson John Hanson	Chief Executive Officer (Principal Executive Officer)	December 14, 2022

/s/ Kevin Jordan Kevin Jordan	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	December 14, 2022

/s/ Nicholas Lahanas Nicholas Lahanas	Chief Financial Officer of Central Garden & Pet Company, as manager	December 14, 2022

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on December 14, 2022.

NEW ENGLAND POTTERY, LLC

By:	/s/ George A. Yuhas
George A. Yuhas Authorized Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints, jointly and severally, Timothy P. Cofer, Nicholas Lahanas and Joyce M. McCarthy, and each of them, as his or her attorney-in-fact, with full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or her might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ W. Dan Pennington W. Dan Pennington	Chief Executive Officer (Principal Executive Officer)	December 14, 2022

/s/ John Jordan John Jordan	Chief Financial Officer and Vice President (Principal Financial Officer and Principal Accounting Officer)	December 14, 2022

/s/ Nicholas Lahanas Nicholas Lahanas	Chief Financial Officer of Central Garden & Pet Company, as sole member	December 14, 2022

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on December 14, 2022.

NEXGEN PLANT SCIENCE CENTER, LLC

By:	/s/ George A. Yuhas
George A. Yuhas Authorized Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints, jointly and severally, Timothy P. Cofer, Nicholas Lahanas and Joyce M. McCarthy, and each of them, as his or her attorney-in-fact, with full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or her might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ W. Dan Pennington W. Dan Pennington	Chief Executive Officer of Pennington Seed, Inc., as sole member (Principal Executive Officer)	December 14, 2022

/s/ John Jordan John Jordan	Executive Vice President, Chief Financial Officer and Treasurer of Pennington Seed, Inc., as sole member (Principal Financial Officer and Principal Accounting Officer)	December 14, 2022

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on December 14, 2022.

P & M SOLUTIONS, LLC

By:	/s/ George A. Yuhas
George A. Yuhas Authorized Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints, jointly and severally, Timothy P. Cofer, Nicholas Lahanas and Joyce M. McCarthy, and each of them, as his or her attorney-in-fact, with full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or her might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael Gossling Michael Gossling	President (Principal Executive Officer)	December 14, 2022

/s/ John Jordan John Jordan	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	December 14, 2022

/s/ Nicholas Lahanas Nicholas Lahanas	Chief Financial Officer of Central Garden & Pet Company, as manager and sole member	December 14, 2022

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on December 14, 2022.

PENNINGTON SEED, INC.

By:	/s/ George A. Yuhas
George A. Yuhas Authorized Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints, jointly and severally, Timothy P. Cofer, Nicholas Lahanas and Joyce M. McCarthy, and each of them, as his or her attorney-in-fact, with full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or her might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ W. Dan Pennington W. Dan Pennington	Chief Executive Officer and Director (Principal Executive Officer)	December 14, 2022

/s/ John Jordan John Jordan	Chief Financial Officer, Executive Vice President, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	December 14, 2022

/s/ J.D. Walker J.D. Walker	Director	December 14, 2022

/s/ George A. Yuhas George A. Yuhas	Director	December 14, 2022

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on December 14, 2022.

PETS INTERNATIONAL, LTD.

By:	/s/ George A. Yuhas
George A. Yuhas Authorized Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints, jointly and severally, Timothy P. Cofer, Nicholas Lahanas and Joyce M. McCarthy, and each of them, as his or her attorney-in-fact, with full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or her might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Todd Regan Todd Regan	Chairman, Chief Executive Officer, President and Director (Principal Executive Officer)	December 14, 2022

/s/ Nicholas Lahanas Nicholas Lahanas	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	December 14, 2022

/s/ Timothy J. Kane Timothy J. Kane	Director	December 14, 2022

/s/ George A. Yuhas George A. Yuhas	Director	December 14, 2022

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on December 14, 2022.

PLANTATION PRODUCTS, LLC

By:	/s/ George A. Yuhas
George A. Yuhas Authorized Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints, jointly and severally, Timothy P. Cofer, Nicholas Lahanas and Joyce M. McCarthy, and each of them, as his or her attorney-in-fact, with full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or her might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ W. Dan Pennington W. Dan Pennington	Chief Executive Officer and Director (Principal Executive Officer)	December 14, 2022

/s/ John Jordan John Jordan	Chief Financial Officer, Executive Vice President, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	December 14, 2022

/s/ J.D. Walker J.D. Walker	Director	December 14, 2022

/s/ George A. Yuhas George A. Yuhas	Director	December 14, 2022

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on December 14, 2022.

QUALITY PETS, LLC

By:	/s/ George A. Yuhas
George A. Yuhas Authorized Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints, jointly and severally, Timothy P. Cofer, Nicholas Lahanas and Joyce M. McCarthy, and each of them, as his or her attorney-in-fact, with full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or her might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John Hanson John Hanson	Chief Executive Officer (Principal Executive Officer)	December 14, 2022

/s/ Kevin Jordan Kevin Jordan	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	December 14, 2022

/s/ Nicholas Lahanas Nicholas Lahanas	Chief Financial Officer of Central Garden & Pet Company, as manager	December 14, 2022

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on December 14, 2022.

SEED HOLDINGS, INC.

By:	/s/ George A. Yuhas
George A. Yuhas Authorized Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints, jointly and severally, Timothy P. Cofer, Nicholas Lahanas and Joyce M. McCarthy, and each of them, as his or her attorney-in-fact, with full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or her might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael Pietrasiewicz Michael Pietrasiewicz	President and Chief Executive Officer (Principal Executive Officer)	December 14, 2022

/s/ John Jordan John Jordan	Chief Financial Officer, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	December 14, 2022

/s/ J.D. Walker J.D. Walker	Director	December 14, 2022

/s/ George A. Yuhas George A. Yuhas	Director	December 14, 2022

/s/ W. Dan Pennington W. Dan Pennington	Director	December 14, 2022

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on December 14, 2022.

SEGREST, INC.

By:	/s/ George A. Yuhas
George A. Yuhas Authorized Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints, jointly and severally, Timothy P. Cofer, Nicholas Lahanas and Joyce M. McCarthy, and each of them, as his or her attorney-in-fact, with full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or her might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John Hanson John Hanson	Chief Executive Officer (Principal Executive Officer)	December 14, 2022

/s/ Nicholas Lahanas Nicholas Lahanas	Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	December 14, 2022

/s/ George A. Yuhas George A. Yuhas	Director	December 14, 2022

/s/ Timothy J. Kane Timothy J. Kane	Director	December 14, 2022

/s/ Sandy Moore Sandy Moore	Director	December 14, 2022

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on December 14, 2022.

SEGREST FARMS, INC.

By:	/s/ George A. Yuhas
George A. Yuhas Authorized Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints, jointly and severally, Timothy P. Cofer, Nicholas Lahanas and Joyce M. McCarthy, and each of them, as his or her attorney-in-fact, with full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or her might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John Hanson John Hanson	Chief Executive Officer (Principal Executive Officer)	December 14, 2022

/s/ Nicholas Lahanas Nicholas Lahanas	Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	December 14, 2022

/s/ Timothy J. Kane Timothy J. Kane	Director	December 14, 2022

/s/ George A. Yuhas George A. Yuhas	Director	December 14, 2022

/s/ Sandy Moore Sandy Moore	Director	December 14, 2022

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on December 14, 2022.

SUN PET, LTD.

By:	/s/ George A. Yuhas
George A. Yuhas Authorized Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints, jointly and severally, Timothy P. Cofer, Nicholas Lahanas and Joyce M. McCarthy, and each of them, as his or her attorney-in-fact, with full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or her might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John Hanson John Hanson	Chief Executive Officer (Principal Executive Officer)	December 14, 2022

/s/ Nicholas Lahanas Nicholas Lahanas	Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	December 14, 2022

/s/ Timothy J. Kane Timothy J. Kane	Director	December 14, 2022

/s/ George A. Yuhas George A. Yuhas	Director	December 14, 2022

/s/ Sandy Moore Sandy Moore	Director	December 14, 2022

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on December 14, 2022.

SUSTAINABLE AGRICO, LLC

By:	/s/ George A. Yuhas
George A. Yuhas Authorized Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints, jointly and severally, Timothy P. Cofer, Nicholas Lahanas and Joyce M. McCarthy, and each of them, as his or her attorney-in-fact, with full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or her might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ W. Dan Pennington W. Dan Pennington	Chief Executive Officer and Director (Principal Executive Officer)	December 14, 2022

/s/ John Jordan John Jordan	Chief Financial Officer, Executive Vice President, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	December 14, 2022

/s/ J.D. Walker J.D. Walker	Director	December 14, 2022

/s/ George A. Yuhas George A. Yuhas	Director	December 14, 2022

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on December 14, 2022.

T.F.H. PUBLICATIONS, INC.

By:	/s/ George A. Yuhas
George A. Yuhas Authorized Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints, jointly and severally, Timothy P. Cofer, Nicholas Lahanas and Joyce M. McCarthy, and each of them, as his or her attorney-in-fact, with full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or her might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Glen S. Axelrod Glen S. Axelrod	President, Chief Executive Officer and Director (Principal Executive Officer)	December 14, 2022

/s/ Ray Gallagher Ray Gallagher	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	December 14, 2022

/s/ Timothy J. Kane Timothy J. Kane	Director	December 14, 2022

/s/ George A. Yuhas George A. Yuhas	Director	December 14, 2022

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on December 14, 2022.

WELLMARK INTERNATIONAL

By:	/s/ George A. Yuhas
George A. Yuhas Authorized Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints, jointly and severally, Timothy P. Cofer, Nicholas Lahanas and Joyce M. McCarthy, and each of them, as his or her attorney-in-fact, with full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or her might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ken Elsbury Ken Elsbury	President, Chief Executive Officer and Director (Principal Executive Officer)	December 14, 2022

/s/ Nicholas Lahanas Nicholas Lahanas	Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	December 14, 2022

/s/ George A. Yuhas George A. Yuhas	Director	December 14, 2022

/s/ Timothy J. Kane Timothy J. Kane	Director	December 14, 2022